Exhibit 10.7

Date	11/1/04

I/O Invoice	111704AN

OptInRealBig.com, LLC.	Company:	Amerikal Nutraceutical
1333 W. 120th Ave, Suite 101	Address 1:	17751 Mitchell Avenue
Westminster, CO 80234	Address 2:
Voice: 303.464.8164	City, State Zip:	Irvine, CA 92162
Fax: 303.464.8218	Attention:	James Sierra
eMail: info@optinrealbig.com	Direct Phone:	720 338 6428

Terms	Broadcast Date	Type	Tax ID#	Purchase Order
Prepaid	12/8/04-Revised	CPA Empire

Quantity	Categories	Unit Price	Total
	Deposit for LifeDerma Campaign	$7,500	$7,500
	Set-up fee	$500	$500
	CPA: $32/Trial. Optin will not receive revenue on recurring sales of LifeDerma Product.
	Deposit to remain on the books until final billing and at that point will be refunded. This is a non-esxclusive agreement.

Advertiser may terminate this Agreement with thirty-day Written notice by certified mail, return receipt requested and Advertiser shall remain liable for any Amount due for leads generated by Optin and their affiliates.

		Total	$8,000

Wire to OptinRealBig.com LLC

Key Bank - 7878 W. 80th Place, Arvada, CO 80005

Phone 303-420-6363

Account# 760060004172 Routing# 307070267

Payment by wire transfer                      Payment by “check by Fax”              or Mailing check 1

Payment Method:	☐ Check	☐ Credit Card
CPA Empire advertising client has read and agreed to the Terms
Card Number:			and Conditions that have been sent with this I/O, and will be posted on the CPA Empire site going forward for any updates.
Expiration Date:
			Authorized Signature:		/s/ Herrie Tantono
Billing Address:
			Authorized Name:	Herrie Tantono
Billing Zip Code:			(Please type or Print)

Print cardholdersname here			Title:	President

Signature:			Date:	12/17/04

Standard Terms and Conditions for Advertising

These terms and conditions (“Standard Terms”) shall be deemed incorporated by reference into any insertion order (the “Insertion Order”) submitted by the Advertiser or its agency set forth in the Insertion Order (collectively, “Advertiser”) and shall govern the Insertion Order, superseding all terms therein except for those relating to advertisement scheduling and pricing. All Insertion Orders are subject to acceptance by OptinRealBig.com, LLC (“Optin”), Rates and the Standard Terms are subject to change without notice. Optin reserves the right to refuse or cancel any Insertion Order, without cause, at any time.  The Standard Terms and Insertion Order shall be collectively known as the “Agreement.” Advertiser and its agency (if applicable) shall be jointly and severally responsible under this Agreement.

1.                                       Term of Agreement. The term of this Agreement commences on the Acceptance Date set forth in the Insertion Order and terminates on the End Date set forth in the Insertion

2.                                       Terms of Payment. The Insertion Order must be paid in advance of the advertisement Start Date set forth in the Insertion Order. Payment as set forth in the Insertion Order shall be made to OptinRealBig.com, llc (“Optin”) Amounts paid after such date shall bear interest at the rate of one-and-one-half percent per month (or the highest rate permitted by law, if less) until paid in full. In the event of any failure by Advertiser to make payment. Advertiser will be responsible for all reasonable expenses (including attorneys’ fees) incurred by Optin in collecting such amounts. All payments due hereunder an in U.S. dollars and are exclusive of any applicable taxes. Advertiser shall be responsible for all applicable taxes. Advertiser authorizes Optin to debit (charge) Advertiser’s credit card if the Insertion Order is for recurring orders.  Optin reserves the right to require a deposit in its sole discretion. Said deposit shall be immediately made to Optin, and in the event said deposit is not received. Optin may terminate this contact.

3.                                       Renewal.  Except as expressly set forth in the Insertion Order, any renewal of the Insertion Order and acceptance of any additional advertising order shall be at Optin’s sole discretion. Pricing for any renewal period is subject to change by Optin from time to time.

4.                                       No Assignment. Advertiser may not resell, assign or transfer any of its rights hereunder. Any attempt by Advertiser to resell, assign or transfer such rights shall result in immediate termination of this Agreement, without liability to Optin.

5.                                       Provision of Advertising Materials and Compliance with Can-Spam Act of 2003.  (a) Advertiser will provide all material for the advertisement in accordance with Optin’s policies in effect from time to time, including without limitation the manner of transmission to Optin and the lead-time prior to publication of the advertisement.  All changes to advertisement must be made in writing to admin@Optin.com and prior to the lead-time deadline.  Advertiser hereby grants to Optin a non-exclusive, worldwide, fully paid license to use, perform, reproduce, display, transmit and distribute the advertisement and all contents therein in accordance herewith. (b) If Advertiser uses third parties to provide the advertisement hereunder (“Third Parties”), Advertiser shall be responsible for such Third Parties complying with the terms of this Agreement. Advertiser agrees to abide by the AUP as modified from time to time. Any violation of the AUP may result in the suspension or termination of your account or such other action as Option deems appropriate. The AUP is located at www.optinbig.com. (c) Advertiser agrees to be in compliance with the Can-Spam Act of 2003.

6.                                       Right to Reject Advertisement. All contents of advertisements (including those served by Third Parties) are subject to Optin’s approval. Option reserves the right to reject or cancel any advertisement, Insertion Order, or URL Link, at any time, for any reason whatsoever (including belief by Optin that any placement thereof may subject Optin to criminal or civil liability).

7.                                       No Warranty. OPTIN MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER, INCLUDING WITHOUT LIMITATION ADVERTISING AND OTHER SERVICES, AND EXPRESSLY DISCLAIMS THE WARRANTIES OR CONDITIONS OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

8.                                       Limitations of Liability. In the event that Optin fails to deploy the advertisement in accordance with the schedule provided in the Insertion Order, or in the event that Optin fails to deliver the number of emails specified in the Insertion Order (if any) by the End Date specified in the Insertion Order, or in the event of any other failure, technical or otherwise of such advertisement to appear as provided in the Insertion Order, the sole liability of Optin and exclusive remedy of Advertiser shall be limited to, at Optin’s sole discretion, deployment of the advertisement at a later time, or extension of the End Date specified in the Insertion Order until the total emails are delivered. In no event shall Optin be liable for any act or omission, or any event directly or indirectly resulting from any act or omission, of Third Parties, including, but not limited to Affiliates (if any). IN NO EVENT SHALL OPTIN BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL, SPECIAL, LOST PROFITS, INDIRECT OR OTHER DAMAGES, WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, EVEN IF OPTIN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, OPTIN’S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ANY CLAIM IS LIMITED TO THE AMOUNT RECEIVED BY OPTIN FROM THE ADVERTISER FROM WHICH THE CLAIM ARISES. Advertiser acknowledges that Optin has entered into this Agreement in reliance upon the limitations of liability set forth herein and that the same is an essential basis of the bargain between the parties.

9.                                       Advertiser’s Representations; Indemnification. Advertiser represents and warrants to Optin, and Third Parties (if any), that Advertiser holds all necessary rights to permit the use of the advertisement by Optin for the purpose of this Agreement; and that the use, reproduction, distribution, transmission or display of advertisement, any data regarding users, and any material to which users can link, or any products or services made available to users, through the advertisement will not (a) violate any criminal laws or any rights of any third parties or (b) contain any material that is unlawful or otherwise objectionable, including without limitation any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable law. Advertiser agrees to indemnify, defend and hold Optin and Third Parties (if any) harmless from and against any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses, arising out of or related to (i) breach of any of the foregoing representations and warranties, or (ii) any third party claim arising from use of or access to the advertisement under this Agreement or any material to which users can link, or any products or services made available to users, through the advertisement under this Agreement, or (iii) arising from or out of this Agreement.

10.                                 Cancellations. Except as otherwise provided in the Insertion Order, the Insertion Order is non-cancelable by Advertiser. If Advertiser cancels the Insertion Order, in whole or in part, Advertiser Agrees to pay any additional short rate charges.

11.                                 Construction. No term or condition other than those set forth in the Standard Terms or in the Insertion Order relating to advertisement scheduling and pricing shall be binding on Optin unless in a writing signed by duly authorized representatives of the parties. In the event of any inconsistency between the Insertion Order and the Standard Terms, the Standard Terms shall control. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry customs. The terms and conditions hereof shall prevail exclusively over any written instrument submitted by Advertiser, including Advertiser’s insertion order, and Advertiser hereby disclaims any terms therein, except for terms therein relating to advertisement scheduling and pricing.

12.                                 Termination; Effect of Termination. In the event of a material breach by Advertiser, Optin may terminate this Agreement immediately without notice or cure period, without liability to Optin. In the event of any termination, Advertiser shall remain liable for any amount due under an Insertion Order for advertisement delivered by Optin and such obligation to pay shall survive any termination of this Agreement. If the parties contemplate any provision to survive any termination or expiration of this Agreement, such provision shall survive such termination or expiration. Advertiser may terminate this Agreement thirty days after giving Optin written notice by certified mail, return receipt requested, of their intent to terminate this Agreement.

13.                                 Miscellaneous. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law; and (ii) will not be governed by the United Nations Convention of Contracts for the International Sale of Goods. Both parties submit to personal jurisdiction in California, and any cause or action related to the Insertion Order to this Agreement shall be brought in a court in San Diego County. This Agreement may be amended only by a writing executed by a duly authorizsed representative of each party.  Advertiser shall make no public announcement regarding the existence or content of the Insertion Order without Optin’s prior written approval, which approval shall not be unreasonably withheld. Any notices under this Agreement shall be in writing, sent to the addressee set forth in the Insertion Order by facsimile or nationally-recognized express delivery service and deemed given upon receipt. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law, then such provision will be severed and replaced with a new provision that most closely reflects the original intention of the parties, and the remaining provisions of this Agreement will remain in full force and effect. Nothing in these Terms and Conditions shall constitute a relationship between Optin and the Advetiser/Publisher other than one of independent contractors, and that neither party is a partner, employee or agent of the other.

AGREEMENT

THIS AGREEMENT (hereinafter “Agreement”) is made and entered into as of this 11th day of November, 2004, by and between Amerikal Nutraceutical Corporation / www.lifederma.com, having a principal address of 17751 Mitchell Ave. Irvine, CA 92612 (hereinafter “AMERIKAL”) and Sierra Group Marketing / James Sierra, an individual agent, having a principal address of 11115 W Rockland Dr. Littleton, CO 80127 (hereinafter “AGENT”).

W I T N E S S E T H:

NOW THEREFORE, in consideration of the mutual benefits, obligations, terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is hereby agreed as follows:

1.                                       Performance by AGENT.

(a) AGENT shall perform its business activities to meet criteria set forth as it relates to sales goals. AGENT shall introduce and be the liaison between AMERIKAL and all internet affiliate marketing companies.

2.                                       Responsibilities of AMERIKAL.

(a)                                  AMERIKAL shall perform its business activities in compliance with and not in violation of any federal, state or local government laws, rules or regulations concerning the contest offering and/or services. AMERIKAL shall be solely responsible for complying with any and all registration/licensing requirements necessary and shall hold AGENT harmless.

(b)                                 AMERIKAL shall provide all documentation, on a daily basis, of compensation generated from any and all internet traffic referred to AMERIKAL by AGENT.

3.                                       Mutual Indemnification.  Each party shall indemnify and hold the other harmless from all damages, losses, causes of action, costs and expenses, including reasonable attorney’s fees, whether the same be incurred as a result of investigation, defense or prosecution of any claim or cause of action, or any other loss resulting as a consequence of a violation (or investigation) of applicable law, a breach of the terms of this Agreement or a breach of any representation, warranty or obligation under this Agreement.

4.                                       Independent Contractor Relationship.  The parties specifically agree that their relationship shall be that of a principal and independent contractor and not that of an employer and employee or principal and agent. The parties agree that neither party shall have a right of control over and to the other.  However, AMERIKAL and AGENT mutually agree as to the objectives and the scope of services required all as herein set forth.  Each party shall have full power and authority to select the means, manner, and method of performing the work and accomplishing those objectives without detailed direction or control by the other party.  The parties hereto recognize and agree that no joint venture or partnership arrangement or agreement is intended or created hereby. No agent, employee or servant of AGENT shall be or shall be deemed to be the employee, agent or servant of AMERIKAL nor shall any agent, employee or servant of AMERIKAL be or be deemed to be the employee, agent or servant of AGENT. Each party shall be solely and entirely responsible for its acts and for the acts of its agents, employees, servants and subcontractors during the performance of this Agreement.  Each party shall be solely responsible with respect to the compensation payable to its agents, employees, servants and subcontractors and neither party shall have responsibility to the other with respect to the same.

5.                                       Tax and Workers’ Compensation Liability. The parties acknowledge and agree that AMERIKAL will not withhold any taxes from any amounts paid to AGENT, nor will AMERIKAL pay unemployment compensation or provide workers’ compensation insurance to AGENT.  Each party shall be solely responsible for all taxes of every kind and nature with respect to its own business activities and the other party shall have no responsibility with respect to the same.  Each party agrees to file all required tax forms as to its own business activities and agents or employees.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

6.                                      Confidentiality. Neither party shall, at any time during the term of this Agreement and for two (2) years after termination of this Agreement, (a) divulge or discuss any terms of or the existence of this Agreement to any third party, without the consent of the other party or (b) divulge to any third party or use for it’s own purposes, any trade secrets, confidential or business information relating to the business affairs of the other party. The parties, by execution hereof, agree that each party has disclosed to the other in confidence certain information relating to their business. The party, by execution hereof, acknowledge and agree that the disclosure of all such information to each other has been in confidence and is of a confidential nature. The parries acknowledge that such confidential information shall not be used by them except in pursuit of their responsibilities and rights under this Agreement during the duration of this Agreement and for a period of one (1) year thereafter.

7.                                      Compensation. AMERIKAL will pay AGENT sales commission on all initial sales generated for lifederma.com by OptinRealBig, also known as CPA Empire. The total commission will be $2.00 paid on initial sales. All compensation will be paid on a bi-weekly basis directly to AGENT.

8.                                      Applicable Law. This Agreement shall be governed by and construed according to the laws of the State of California.  Any action to enforce this Agreement shall be brought in the State of California, County of Los Angeles, which shall be deemed the proper venue for all purposes.

9.                                      Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein contained. Any agreements, promises, negotiations, representations or other terms not set forth or referred to in this Agreement are of no force or effect.

10.                                 Modification. This Agreement may not be modified or amended except in writing signed by both parties. The parties agree to fully cooperate in negotiating any changes or modifications to this Agreement as may be necessary to fully comply with any Statute or Code.

11.                                 Termination, Termination for Breach. In the event of any material breach of this Agreement by either party, the other Party may cancel this Agreement, by giving thirty (30) days’ prior written notice thereof; provided, however, that this Agreement shall not terminate at the end of said thirty (30) day notice period if the Party in breach has cured the breach of which it has been notified prior to the expiration of this notice period.

12.                                 Miscellaneous. If any part of this Agreement shall be deemed invalid under applicable law, the remaining parts of this Agreement shall be in full force and effect as though any unenforceable part or parts were not written into this Agreement. In construing this Agreement, the singular tense shall be deemed to include the plural and the male or neuter gender shall mean and comprehend all genders, whenever such meaning or interpretation is necessary and appropriate.  Headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. Subject to Paragraph 12 hereof, this Agreement shall be binding upon the parties hereto, their legal representatives, successors and assigns, and the parties hereto do hereby covenant and agree that they, their legal representatives, successors and assigns will execute any and all papers and documents that may be required in accordance with this Agreement. Should a provision of this Agreement require judicial interpretation, it is agreed that the judicial body interpreting or construing the same shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be more strictly construed against the party which itself or through its agents prepared the same, it being agreed that the agents of all parties have participated or had the opportunity to participate in the preparation of this Agreement. This Agreement may be executed in multiple counterparts, each of which will constitute an original and all of which will constitute one (1) Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

AMERIKAL:		SIERRA GROUP MARKETING:

By:	/s/ Herrie Tantono, President	By:	/s/ James Sierra
James Sierra, Agent

/s/ AMERIKAL			/s/ ILLEGIBLE
AMERIKAL			agent

2